Exhibit 99.1

SKILLED HEALTHCARE GROUP TO TRANSFER OPERATIONS AT FIVE NORTHERN

CALIFORNIA FACILITIES

FOOTHILL RANCH, Calif. — March 4, 2011 — Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that five of its indirect subsidiaries that operate skilled nursing facilities in northern California have entered into an agreement to transfer their operations to Brius Healthcare, LLC and expects the transfer will be completed in April 2011 following the receipt of necessary regulatory approvals. Another subsidiary of Skilled Healthcare Group will retain ownership of the real estate where the operations are located and has signed a 10-year lease with two 10-year extension options with the new operator.

“We are pleased to have leased these properties to Brius Healthcare, a quality care provider who will continue striving for clinical excellence,” noted Boyd Hendrickson, Chairman & Chief Executive Officer. “This is a positive development for us as it continues our effort to balance our portfolio. As a result of this transaction, we expect consolidated revenue for fiscal year 2011 to be approximately $23 million less than the 2011 guidance we issued in our earnings release on February 14, 2011. Based on the terms of the lease, we anticipate consolidated cash flow after this transaction will be close to neutral for 2011. Accordingly, our consolidated EBITDAR, EBITDA, and EPS guidance for 2011 as set forth in the February 14, 2011 press release remains unchanged.”

Brius currently operates skilled nursing facilities in northern California. “Our company is looking forward to working together with the Medical community in Humboldt County to deliver the excellent patient care Brius is known for,” said Shlomo Rechnitz, Chief Executive Officer of Brius. “We’re honored to have the opportunity to make a difference.”

About Skilled Healthcare Group, Inc.

Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $820 million and approximately 14,600 employees as of December 31, 2010. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the “Company”, operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nevada, New Mexico and Texas, including 78 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Nevada, Montana and New Mexico. References made in this release to “Skilled Healthcare”, “the Company”, “we”, “us” and “our” refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Forward-Looking Statements

This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements regarding Skilled Healthcare’s expectations regarding the transfer of operations of the facilities noted above, as well as the effects of the transfer on the 2011 financial guidance that Skilled Healthcare issued on February 14, 2011. There can be no assurance that the transfer will be completed in the timeframe Skilled Healthcare currently expects, or at all, or that its effects on Skilled Healthcare’s financial performance will be as currently expected. Forward-looking statements are based on current expectations and projections about future events, which may or may not prove to be accurate. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual events and the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein) and in Skilled Healthcare’s subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:

Skilled Healthcare Group, Inc.

Dev Ghose or Shelly Hubbard

(949) 282-5800